UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 22, 2026

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Z Squared Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39669	98-1465952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 South Andrews Ave., Suite #700 Fort Lauderdale, Florida		33301
(Address of principal executive offices)		(Zip Code)

954-400-9994

(Registrant’s telephone number, including area code)

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZSQR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Co-Chief Executive Officer and Director.

On May 22, 2026, Michelle Burke notified the Board of Directors (the “Board”) of Z Squared Inc. (the “Company”) of her resignation as Co-Chief Executive Officer and director of the Company, effective May 22, 2026. The Board accepted Ms. Burke’s resignation on the same date.

Ms. Burke’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As of the date of this Current Report on Form 8-K, the Board has not appointed a successor to fill the vacancy on the Board created by Ms. Burke's resignation.

Ms. Burke will be returning to Minting Dome, Inc. (“Minting Dome”). The Company’s existing Master Services Agreement with Minting Dome remains in effect in accordance with its terms.

Continuation of David Halabu as Chief Executive Officer.

Following Ms. Burke’s resignation described in Item 5.02(b) above, David Halabu, who had served as a Co-Chief Executive Officer of the Company alongside Ms. Burke since April 24, 2026, will continue to serve as the sole Chief Executive Officer of the Company, effective May 22, 2026.

David Halabu, age 50, has served as a Co-Chief Executive Officer of the Company since the closing of the Company's business combination on April 24, 2026, and effective May 22, 2026, serves as the sole Chief Executive Officer of the Company. Mr. Halabu has also served as Chief Executive Officer of Z Squared OpCo Inc., the Company's wholly-owned operating subsidiary (formerly known as Z Squared, Inc., a Wyoming corporation), since June 2024. Mr. Halabu started his career as a trader at Broadway Training in New York City then moved on to head the trading desk for Assent LLC in South Florida from 2001 to 2011. In 2013, he co-founded Group 10 Capital Management LLC to invest in non-performing real estate debt, and it has since evolved to have separate divisions for private lending, commercial value-add and residential rentals. He has been an avid real estate entrepreneur as well as an investor in many alternatives such as real estate, distressed debt and operating businesses. In the last five years, Mr. Halabu has owned and operated a Remediation and Construction company in South Florida, as well as been an active investor in a number residential and commercial real estate projects in Florida, Michigan, and the Carolinas. He began working with Broadstreet Inc., in late 2021 and had an active role on both capital markets and business strategy. Additionally, he is a member of Entrepreneurs Organization and Chartered Alternative Investment Analysts (CAIA). Mr. Halabu graduated as a Deans Honors Scholar from Tulane University (La.) with a BS in Economics and minor in Mathematics.

There are no family relationships between Mr. Halabu and any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Halabu and any other person pursuant to which he was selected as Chief Executive Officer.

There were no changes to Mr. Halabu’s compensation arrangements with the Company in connection with the foregoing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Z SQUARED INC.

Date: May 22, 2026	By: /s/ Brian Cogley
Name: Brian Cogley Title: Chief Financial Officer

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